As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPS COMMERCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-2015127
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN 55402
(612) 435-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Archie C. Black
President and Chief Executive Officer
333 South Seventh Street, Suite 1000
Minneapolis, MN 55402
(612) 435-9400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jonathan R. Zimmerman
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Telephone: (612) 766-7000
     Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share(1)	Offering Price(1)	Fee(2)
Common Stock, par value $0.001 per share	1,404,327 shares	$16.51	$23,185,439	$2,691.83

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the registrant’s common stock on the Nasdaq Global Market on April 29, 2011.

(2)	Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying ..00011610 by the proposed maximum aggregate offering price.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until our registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED May 6, 2011
1,404,327 Shares
Common Stock
     This prospectus relates to 200,000 shares of our common stock that we may offer for sale from time to time and 1,204,327 shares of our common stock that may be offered for sale from time to time by BVCF IV, LP, which we refer to as the selling stockholder. The selling stockholder acquired these shares of common stock upon the conversion of shares of preferred stock in connection with our initial public offering in April 2010. The selling stockholder acquired the shares of preferred stock that were converted into common stock in privately placed financing transactions that occurred prior to our initial public offering. We will not receive any proceeds from the sale of shares offered by this prospectus by the selling stockholder.
     We and the selling stockholder may offer the common stock covered by this prospectus through one or more of the methods described under the caption “Plan of Distribution” in this prospectus.
     Our common stock trades on the Nasdaq Global Market under the ticker symbol “SPSC.” On May 5, 2011, the closing price of our common stock was $17.29 per share.
     Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is              , 2011.

     You should rely only on the information contained in this prospectus, including the information we are incorporating by reference, and in any prospectus supplement or free writing prospectus we may provide you. We have not, and the selling stockholder has not, authorized any other person to provide you with information different from that contained in this prospectus or in any prospectus supplement or free writing prospectus we may provide you. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.
     SPS Commerce®, SPSCommerce.net, the SPS Commerce logo and other trademarks or service marks of SPS Commerce appearing in this prospectus are the property of SPS Commerce.
     In this prospectus, company, we, our, and us refer to SPS Commerce, Inc. and its subsidiary, except where the context otherwise requires.

i

SUMMARY
     The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information incorporated by reference in this prospectus, and the information in any prospectus supplement or free writing prospectus we may provide you before making an investment decision.
SPS Commerce, Inc.
     We are a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We provide our solutions through SPSCommerce.net, a hosted software suite that uses pre-built integrations to enable our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements. Once connected to our platform, our customers often require integrations to new organizations that allow us to expand our platform and generate additional revenues.
     We deliver our solutions to our customers over the Internet using a Software-as-a-Service model. Our delivery model enables us to offer greater functionality, integration and reliability with less cost and risk than traditional solutions. Our platform features pre-built integrations with 3,000 order management models and over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. Our delivery model leverages our existing integrations across current and new customers. As a result, each integration that we add to SPSCommerce.net makes our platform more appealing to potential customers by increasing the number of pre-built integrations we offer.
     A more detailed description of our business is contained in our most recent Annual Report on Form 10-K which we have incorporated by reference into this prospectus.
     Our principal executive offices are located at 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, and our telephone number is (612) 435-9400. Our website address is www.spscommerce.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Offering

Common stock offered by us	200,000 shares.

Common stock offered by the selling stockholder	1,204,327 shares.

Selling stockholder	BVCF IV, LP.

Common stock outstanding	11,919,871 shares as of May 4, 2011.(1)

Offering price	Market price or privately negotiated prices.

Use of proceeds	Unless otherwise provided in the applicable prospectus supplement, we intend to use any net proceeds from the sale of shares we are offering by this prospectus to pay the expenses we will incur in connection with any offering conducted using this prospectus and for working capital and general corporate purposes. We will not receive any of the proceeds from the sale of any shares by the selling stockholder offered by this prospectus. See “Use of Proceeds.”

Nasdaq Global Market symbol	SPSC.

(1)	Excludes the following as of May 4, 2011: (a) 1,867,047 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $7.31 per share and (b) 681,323 shares of common stock reserved for future grants under our 2010 Equity Incentive Plan, subject to increase on an annual basis and subject to increase for shares subject to awards under our prior equity plans that expire unexercised or otherwise do not result in the issuance of shares.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any prospectus supplement or free writing prospectus we may provide you and in the other documents incorporated in this prospectus by reference. Our business, financial condition or results of operations could be materially adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, including the information we are incorporating by reference, and in any accompanying prospectus supplement or free writing prospectus we may provide you. These factors include:
•	less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry;

•	lack of acceptance of new solutions we offer;

•	an inability to continue increasing our number of customers or the revenues we derive from our recurring revenue customers;

•	continued economic weakness and constrained retail sales;

•	an inability to effectively develop new solutions that compete effectively with the solutions our current and future competitors offer;

•	risk of increased regulation of the Internet;

•	an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses;

•	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance or repairs, upgrades or capital asset additions;

•	an inability to effectively manage our growth;

•	lack of capital available on acceptable terms to finance our continued growth;

•	risks of conducting international commerce, including foreign currency exchange rate fluctuations, changes in government policies or regulations, longer payment cycles, trade restrictions, economic or political instability in foreign countries where we may increase our business and reduced protection of our intellectual property;

•	an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop our solutions; and

•	the other risk factors discussed in documents filed by us with the SEC, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.
     We cannot assure you that the forward-looking statements in this prospectus, including the information we are incorporating by reference, or in any accompanying prospectus supplement or free writing prospectus, will prove to be accurate. Prospective investors therefore are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus completely. Other than as required by law, we undertake no obligation to update or revise any forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from any sale of shares we are offering by this prospectus to pay the expenses we will incur in connection with any offering conducted using this prospectus and for working capital and general corporate purposes. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholder under this prospectus.
SELLING STOCKHOLDER
     We are registering 200,000 shares of our common stock for sale by us and 1,204,327 shares of our common stock for resale by BVCF IV, LP. The selling stockholder acquired these shares of common stock upon the conversion of shares of preferred stock in connection with our initial public offering in April 2010. The selling stockholder acquired the shares of preferred stock that were converted into common stock in privately placed financing transactions that occurred prior to our initial public offering. The shares are being registered to promote orderly public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time.
     The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of our outstanding common stock as of May 4, 2011. This table lists the percentage ownership based on 11,919,871 shares of common stock outstanding as of that date. The address for BVCF IV, LP is c/o Adams Street Partners, LLC, One N. Wacker Drive, Chicago, Illinois 60606. Adams Street Partners, LLC is the sole general partner of BVCF IV, LP and Adams Street Partners, LLC is deemed to have sole voting and investment power over the shares held by BVCF IV. George H. Spencer, III is a senior consultant of Adams Street Partners, LLC and is a member of our board of directors. Mr. Spencer initially was elected to our board of directors pursuant to a voting agreement that was entered into prior to our initial public offering among certain holders of our previously outstanding preferred stock. This voting agreement terminated in connection with the closing of our initial public offering. Mr. Spencer disclaims beneficial ownership of the shares owned by BVCF IV, except to the extent of his pecuniary interest therein.

Shares
	Shares Beneficially		Offered by	Shares Beneficially Owned
	Owned Prior to		This	Subsequent
Name of Selling Stockholder	the Offering		Prospectus	to the Offering(1)
	Shares	Percent		Shares	Percent
BVCF IV, LP	1,204,327	10.1%	1,204,327	—	—

(1)	Assumes the sale of all shares offered hereby. We and the selling stockholder may elect to sell none, some or all of the shares offered hereby.
Registration Rights Agreement with Selling Stockholder
     BVCF IV is one of certain holders of our common stock that has registration rights with respect to our common stock. As of May 4, 2011, BVCF IV owned 1,204,327 shares of our common stock subject to these registration rights, which are described in more detail below.
Demand Registration Rights
     We are obligated to effect up to four registrations as requested by the holders of our common stock having registration rights, including two that may be on Form S-1. A request for registration must cover at least 20% in the aggregate of the then outstanding shares, on a fully diluted basis, entitled to registration rights. We may delay the filing of a registration statement in connection with a demand registration for a period of up to 120 calendar days upon the advice of the investment banker(s) and manager(s) that will administer the offering.

Piggyback Registration Rights
     In the event that we propose to register any of our securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect), we will include in these registrations all securities with respect to which we have received written requests for inclusion under our registration rights agreement, but subject to certain limitations. We will not make any public sale or distribution of any of our securities during the seven days prior to and the 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration unless the managing underwriters agree otherwise. We will not register any of our securities until at least three months has elapsed from the effective date of the previous registration (except for the registration of securities to be issued in connection with employee benefit plans, to permit exercise or conversions of previously issued options, warrants, or other convertible securities or in connection with a demand registration). We will pay substantially all of the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registrations described above.

PLAN OF DISTRIBUTION
     We and the selling stockholder may sell the common stock we are registering directly to purchasers or through underwriters, broker-dealers or agents, or through a combination of any of the foregoing, who may receive compensation in the form of discounts, concessions or commissions from us, the selling stockholder or the purchasers. The name of any such underwriter, broker-dealer or agent involved in the offer and sale of shares, the amounts underwritten and the nature of its obligations to take the shares will be set forth, in the event a prospectus supplement is required, in the applicable prospectus supplement.
     Sales of common stock may involve:
•	sales to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

•	block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

•	purchases by a broker or dealer as principal who resells the shares for its account;

•	an exchange distribution in accordance with the rules of any such exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated sales, which may include sales directly to institutions.
     The common stock may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     These sales may be effected in transactions:
•	on any national securities exchange on which our common stock may be listed at the time of sale, including the Nasdaq Global Market;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
     If we and/or the selling stockholder utilize an underwriter in the sale of the common stock being offered by this prospectus, we and/or the selling stockholder will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in any prospectus supplement that the underwriter might use to make resales of the common stock to the public. In connection with the sale of the common stock, we, the selling stockholder or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
     We will provide in the applicable prospectus supplement any compensation we and/or the selling stockholder pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We and/or the selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We and/or the selling stockholder may grant underwriters who participate in the distribution of common stock under this prospectus an option to purchase additional common stock to cover any over-allotments in connection with the distribution.
     To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we and/or the selling stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     We and/or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us and/or the selling stockholder or borrowed from us and/or the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us and/or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we and/or the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The selling stockholder may also sell the common stock short and deliver these shares to close out any short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares.
     The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it hereby will be the purchase price of the common stock less discounts and commissions, if any. We will pay all fees and expenses incident to the registration of the shares offered by this prospectus. The aggregate proceeds we will receive from the sale of the common stock offered by us hereby will be the purchase price of the common stock less discounts and commissions, if any, and the fees and expenses incident to the registration of the shares offered by this prospectus. We and the selling stockholder each reserve the right to accept and, together with our respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

     Our common stock is listed for trading on the Nasdaq Global Market. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
     We, the selling stockholder and any other person participating in a distribution are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution.
     We and the selling stockholder may decide not to sell any of the common stock described in this prospectus. We cannot assure you that we or the selling stockholder will use this prospectus to sell any or all of the common stock. Any shares offered by the selling stockholder pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, the selling stockholder may transfer, devise or gift the underlying common stock by other means not described in this prospectus.

LEGAL MATTERS
     The validity of shares of common stock will be passed upon for us by Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.
EXPERTS
     The consolidated financial statements of SPS Commerce, Inc. as of December 31, 2009 and 2010 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this prospectus and registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act and file reports, proxy and information statements and other information with the SEC. Information filed with the SEC by us may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers such as us who file electronically with the SEC. The address of that site is http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Current Report on Form 8-K under Item 5.02 filed with the SEC on February 9, 2011;

•	Current Report on Form 8-K filed with the SEC on March 2, 2011;

•	Quarterly Report on Form 10-Q filed with the SEC on May 5, 2011;

•	Current Report on Form 8-K filed with the SEC on May 6, 2011;

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information furnished and not filed with the SEC in a Current Report on Form 8-K).
     The documents incorporated by reference (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402; telephone (612) 435-9400.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be incurred in connection with the sale of the shares being registered:

SEC registration fee		$2,692
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers
     We are a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our bylaws provide that we will indemnify and advance expenses to our directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law; provided, however, that if we enter into an indemnification agreement with such directors or officers, such agreement controls.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.
     Our certificate of incorporation provides that our directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.
     These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
     Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. Our bylaws permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We also maintain a directors’ and officers’ liability insurance policy.
     As permitted by the Delaware General Corporation Law, we entered into indemnity agreements with each of our directors that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors, and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also advance to our directors expenses (including attorney’s fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.
     The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation, and provisions concerning the determination of entitlement to indemnification or advancement of expenses.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Item 16. Exhibits
See the Exhibit Index following the signature page.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on May 6, 2011.

SPS COMMERCE, INC.
By:	/s/ Archie C. Black
	Name:	Archie C. Black
	Title:	President and Chief Executive Officer

     We, the undersigned officers and directors of SPS Commerce, Inc., hereby severally constitute Archie C. Black and Kimberly K. Nelson, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SPS Commerce, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Archie C. Black	President and Chief Executive Officer (principal executive officer)	May 6, 2011
Archie C. Black

/s/ Kimberly K. Nelson Kimberly K. Nelson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer )	May 6, 2011

/s/ Daniel R. Fishback Daniel R. Fishback	Director	May 6, 2011

/s/ Michael B. Gorman Michael B. Gorman	Director	May 6, 2011

/s/ Martin J. Leestma Martin J. Leestma	Director	May 4, 2011

/s/ Philip E. Soran Philip E. Soran	Director	May 6, 2011

/s/ George H. Spencer, III George H. Spencer, III	Director	May 6, 2011

/s/ Sven A. Wehrwein Sven A. Wehrwein	Director	May 6, 2011

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Reg. No. 333-163476) filed April 13, 2010).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Reg. No. 333-163476) filed March 5, 2010).

4.3	Registration Rights Agreement dated April 10, 2007 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Reg. No. 333-163476) filed January 11, 2010).

4.4	Amendment No. 1 to Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-34702) filed May 6, 2011).

5.1*	Opinion of Faegre & Benson LLP.

23.1*	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of attorney (included on signature page).

*	Filed herewith.